FOR IMMEDIATE RELEASE

ABX AIR CONFIRMS DISCUSSIONS WITH ALL NIPPON AIRWAYS

WILMINGTON, Ohio - February 8, 2007 - ABX Air (NASDAQ: ABXA) today confirmed reports that it is in discussions with All Nippon Airways (ANA) concerning the leasing of ABX Air Boeing 767 freighter aircraft to ANA for use in the Asia market.

"We hope to gain an agreement with ANA under terms beneficial to both ANA and ABX Air," President and CEO Joe Hete said. "But at this time, we are unable to predict if, or when such an agreement might be reached."

ABX Air is a cargo airline that operates out of Wilmington, Ohio, and 17 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air provides charter, maintenance and package handling services to a diverse group of customers. ABX Air is the largest employer in a several-county area in southwestern Ohio.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air's actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, whether ANA and ABX Air are successful in coming to terms on an agreement, and other factors that are contained from time to time in ABX Air's filings with the U.S. Securities and Exchange Commission, including ABX Air's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX Air undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

For more information, please contact Quint Turner at (937) 382-5591.

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